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                                    FORM 8-K



                       SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C.  20549



                                 CURRENT REPORT

               Pursuant to Section 13 or 15(d) of the Securities
                              Exchange Act of 1934





                            THE EXPLORATION COMPANY
             (Exact name of registrant as specified in its charter)


        500 NORTH LOOP 1604 EAST, SUITE 250, SAN ANTONIO, TEXAS   78232
                    (Address of principal executive offices)


                                 (210) 496-5300
              (Registrant's telephone number, including area code)



         COLORADO                      0-9120                   84-0793089
(State or other jurisdiction    (Commission File Number)       (IRS Employer
   of incorporation)                                        Identification No.)





 Date of Report (Date of Earliest Event Required to be Reported):  MAY 1, 1997
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ITEM 5.  OTHER EVENTS

The Exploration Company's Board of Directors has elected Mr. Robert Foree, 68, and Mr. Michael Pint, 54, to serve as directors of The Exploration Company effective May 1, 1997. The appointment of the two outside directors increases the number of board members to five.

Mr. Michael Pint's background includes serving as the Senior Vice-President and Chief Financial Officer of the Federal Reserve Bank of Minnesota and a term as Commissioner of Banks and Chairman of the Minnesota Commerce Commission. He has also been involved as a director, officer or owner in over forty banks and bank holding companies. Currently he is on the Board of Valley Bank of Arizona in Phoenix, Arizona and Midway National Bank in St. Paul, Minnesota.

Mr. Robert Foree's background includes forty years as an independent oil and gas operator with operating experience in Texas, Louisiana, Mississippi, New Mexico, Oklahoma, Colorado, Wyoming, Nebraska, Kansas, Ohio, Tennessee, Illinois and Canada. He is a member of the American Association of Petroleum Geologists and has served as president of the Dallas Geological Society and the Dallas Petroleum Club. He is currently the president of Foree and Company, an independent oil and gas production company in Dallas, Texas.





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                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


                                    THE EXPLORATION COMPANY
                                    (Registrant)


                                             /s/ Roberto R.. Thomae
                                             -----------------------
                                             Roberto R. Thomae
                                             Chief Financial Officer



Date:  May 6,1997



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